UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2026

TVARDI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sugar Creek Ctr. Blvd. Suite 525 Sugar Land, Texas		77478
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 489-8654

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TVRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on May 1, 2026, Tvardi Therapeutics, Inc. (the “Company”) entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“Jones”), pursuant to which the Company may offer and sell from time to time, at its option through Jones, shares of the Company’s common stock, $0.001 par value per share (the “Shares”). The Shares were issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-295496), which became effective on May 12, 2026, and the sales agreement prospectus included therein (the “Sales Agreement Prospectus”) registering the offer and sale of Shares in an aggregate offering amount of up to $12.5 million, in each case filed with the Securities and Exchange Commission.

On July 17, 2026, the Company filed a prospectus supplement (the “Prospectus Supplement”) amending and supplementing the Sales Agreement Prospectus to reflect an increase in the Company’s existing at-the-market offering program to allow for the issuance of up to $9,689,765 in shares of the Company’s common stock, in addition to any amounts previously sold by the Company.

The Company is subject to General Instruction I.B.6 of Form S-3, often referred to as the “baby shelf” rule, which limits the amounts that the Company may sell under the registration statement of which the Prospectus Supplement forms a part. The aggregate market value of the Company’s common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $62,208,945, which was calculated based on 12,441,789 shares of the Company’s outstanding common stock held by non-affiliates on July 16, 2026, at a price of $5.00 per share, the closing price of the common stock on July 8, 2026. During the prior twelve-calendar month period that ends on and includes the date of the Prospectus Supplement, the Company sold an aggregate of 3,110,769 shares of common stock for an aggregate offering price of approximately $11.0 million in gross proceeds under the Sales Agreement Prospectus. No additional common stock will be sold under the Sales Agreement Prospectus following the date of the Prospectus Supplement.

A copy of the legal opinion of Cooley LLP relating to the validity of the additional Shares of common stock being offered pursuant to the Sales Agreement and the Prospectus Supplement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVARDI THERAPEUTICS, INC.

Date: July 17, 2026	By:	/s/ Imran Alibhai
	Name:	Imran Alibhai
	Title:	Chief Executive Officer